Exhibit 10.1

AMENDED AND RESTATED

SPONSOR AGREEMENT

This AMENDED AND RESTATED SPONSOR AGREEMENT (the “A&R Sponsor Agreement”), dated as of November 4, 2021, is entered into by and between Motion Acquisition LLC, a Delaware limited liability company (“Sponsor”), Motion Acquisition Corp., a Delaware corporation (“Parent”), and Ambulnz, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, the Company, and Motion Merger Sub Corp., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), entered into that certain Agreement and Plan of Merger, dated as of March 8, 2021 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, concurrently with the entry into the Merger Agreement, the Sponsor, Parent and the Company entered into that certain sponsor agreement (the “Sponsor Agreement”), whereby Sponsor agreed to waive certain of its anti-dilution and conversion rights with respect to its holdings of Class B Common Stock, par value $0.0001, of the Parent (the “Parent Class B Common Stock”);

WHEREAS, on August 24, 2021, the Sponsor elected to convert all 2,875,000 shares of Parent Class B Common Stock owned by the Sponsor into an aggregate of 2,875,000 shares of Class A Common Stock, par value $0.0001, of Parent (the “Parent Class A Common Stock”) on a one-to-one basis; and

WHEREAS, the parties to the Sponsor Agreement desire to amend and restate the Sponsor Agreement to, among other things, reflect certain potential forfeitures and deferrals of Parent Class A Common Stock by the Sponsor;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.	[Reserved].

3.	Contingent Forfeitures and Deferrals.

(a)	Contingent Forfeitures. Prior to, and conditioned upon, the Effective Time, Sponsor shall, automatically and without any further action by Sponsor or Parent forfeit an amount of Parent Class A Common Stock equal to (i) (x) the amount of redemptions from that certain trust account (“Trust”), maintained by the Continental Stock & Transfer Company (“Continental”) for the benefit of the stockholders of Parent, by the stockholders of Parent as of immediately prior to the Effective Time (and prior to any distributions from Trust) in excess of the Redemption Threshold, divided by (y) the total amount in Trust immediately prior to the Effective Time (and prior to any distributions from Trust) less the Redemption Threshold, then multiplied by (ii) 1,250,000.

(b)	Contingent Deferrals. Prior to, and conditioned upon, the Effective Time, Sponsor shall, automatically and without any further action by Sponsor or Parent deposit an amount of Parent Class A Common Stock into the escrow account (“Escrow”) to be established pursuant to that certain Sponsor Escrow Agreement (the “Sponsor Escrow Agreement”) to be entered into immediately prior to the Effective Time by and among, Parent, Sponsor and Continental, equal to (i) (x) the amount of redemptions from Trust by the stockholders of Parent as of immediately prior to the Effective Time (and prior to any distributions from Trust) in excess of the Redemption Threshold divided by (y) the total amount in Trust immediately prior to the Effective Time (and prior to any distributions from Trust) less the Redemption Threshold, then multiplied by (ii) 675,000. Such shares of Parent Class A Common Stock deposited into Escrow shall constitute Additional Earnout Shares (as defined in the Sponsor Escrow Agreement) and shall vest in accordance with the terms set forth in the Sponsor Escrow Agreement. For purposes of this A&R Sponsor Agreement, the “Redemption Threshold” shall be an amount, determined in good faith by Parent and the Company within one Business Day prior to the Closing, equal to (i) the proceeds actually received by Parent from the PIPE Financing (or any Alternative PIPE Financing), plus (ii) the funds contained in the Trust Fund after making the disbursements described in Sections 5.10(b) through 5.10(e) of the Merger Agreement but prior to making the disbursements described in Section 5.10(a) of the Merger Agreement, minus (iii) $175,000,000.

(c)	Fractional Shares. Any fractional share required to be forfeited or deferred pursuant to Sections 3(a) or 3(b) shall be rounded to the nearest whole share as follows: (i) one share of Parent Class A Common Stock if the share of Parent Class A Common Stock is equal to or exceeds 0.50 or (ii) no share of Parent Class A Common Stock if the fractional share of Parent Class A Common Stock is less than 0.50.

(d)	Waiver of the Minimum Cash Condition. The Company hereby agrees to waive the Minimum Cash Closing Condition pursuant to Section 6.3(e) of the Merger Agreement, provided that, the final aggregate of the amounts contemplated under Section 5.10(b)-(e) of the Merger Agreement does not exceed $29 million.

4.	Sponsor Representations and Warranties. The Sponsor hereby represents and warrants as of the date hereof as follows:

(a)	The Sponsor holds 2,875,000 shares of Parent Class A Common Stock, and no shares of Parent Class B Common stock are outstanding.

(b)	The Sponsor has all requisite power and authority to execute and deliver this Sponsor Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder.

(c)	The execution and delivery of this Sponsor Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action by the Sponsor.

(d)	This Sponsor Agreement has been duly and validly executed and delivered by the Sponsor and, assuming this Sponsor Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the Sponsor enforceable against it in accordance with its terms.

5.	Successors and Assigns. The Sponsor acknowledges and agrees that the terms of this Sponsor Agreement are binding on and shall inure to the benefit of their respective beneficiaries, heirs, legatees and other statutorily designated representatives. The Sponsor also understands that this Sponsor Agreement, once executed, is irrevocable and binding, and if the Sponsor Transfers any shares of Parent Class A Common Stock held by the Sponsor as of the date of this Agreement prior to giving effect to the waiver and conversion pursuant to Paragraph 2 above, the transferee shall execute a joinder to this Sponsor Agreement in a form reasonably acceptable to the Parent and the Company. As used herein, “Transfer” shall mean the (a) sale or assignment of, offer to sell, hypothecation, pledge, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). “Transferred” or “Transferring” shall have a correlative meaning.

6.	Termination. This A&R Sponsor Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) Closing (after giving effect to Paragraph 2) and (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time.

7.	Counterparts. This A&R Sponsor Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.	Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this A&R Sponsor Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this A&R Sponsor Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 9.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Sponsor Agreement as of the date first written above.

MOTION ACQUISITION LLC

Name:
Title:

MOTION ACQUISITION CORP.

Name:
Title:

AMBULNZ, INC.

Name:
Title:

[Signature Page to Amended and Restated Sponsor Agreement]

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